UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 11, 2012

BioDrain Medical, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

333-155299	33-1007393
(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

(Address of Principal Executive Offices and Zip Code)

(651) 389-4800 begin_of_the_skype_highlighting              (651) 389-4800      end_of_the_skype_highlighting

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, effective April 23, 2012, Kevin Davidson resigned as Chief Executive officer, President and Chief Financial Officer of BioDrain Medical, Inc., See Form 8-K filed on April 26, 2012. Effective May 14, 2012, Kevin Davidson resigned as a member of the Registrant Board of Directors, See Form 8-K filed on May 15, 2012.

On October 11, 2012, the Company completed a separation agreement with Kevin Davidson. Under the agreement, the Company issued to Mr. Davidson warrants to purchase a total of 800,000 shares of Common Stock at an exercise price of $.10 per share, with an expiration date of August 11, 2015. Mr. Davidson and his affiliates agreed to release the Company and affiliated parties from any claims other than a breach of the separation agreement. The Company and affiliated parties agreed to release Mr. Davidson and his affiliated parties from any claims other than a breach of the separation agreement. All parties agreed not to disparage each other. Mr. Davidson agreed not to use or disclose Company confidential information. In addition, he agreed not to engage in a competing business or solicit Company personnel, clients or prospective clients to the extent specified in the agreement through April 23, 2013.

Item 7.01 Regulation FD Disclosure

On October 15, 2012, the Company issued a press release, “BioDrain Medical, Inc. Issues Letter to the Shareholders.” The press release is furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibits

99.1 Press Release dated October 15, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2012

BIODRAIN MEDICAL, INC.

By:	/s/ Joshua Kornberg
Joshua Kornberg
Chief Executive Officer